Exhibit (c)(7)

Project Revere Citi Presentation to Talen’s Board of Directors April 29, 2016 Corporate and Investment Banking | Global Power Strictly Private and Confidential

Talen & IPP Stock Price Analysis Talen Stock Price Commentary Talen’s Implied Stock Price if Indexed to Peers1 (Indexed as of March 31, 2015) Relative IPP Stock Price Performance (As of March 31, 2015) (10.0) 0.0 10.0 20.0 30.0 40.0%3/31/2016 4/7/2016 4/14/2016 4/21/2016 4/28/2016 TLN CPN DYN NRG IPP TLN: 31.2% DYN: 20.4% NRG: 15.3% CPN: 2.5% IPP: 9.6% $9.00 $9.08 $9.86 44.4% 43.1% 31.8% 03/31/2016 04/01/2016 04/28/2016 55.6% 54.1% 41.9% Talen has outperformed peers year-to-date Talen stock price moved 11.6% on the day of the SparkSpread leak Riverstone’s $13.00 per share proposal represents: – 44.4% premium to Talen’s pre-SparkSpread leak stock price of $9.00 – 31.8% premium to Talen’s current implied stock price of $9.86 if Talen performed consistently with its peers Source: FactSet. Note: Market data as of April 28, 2016. SparkSpread leak occurred on April 1, 2016. 1. Peer IPP index market capitalization weighted. $9.00 $10.04 $11.81 44.4% 29.5% 10.1% 03/31/2016 04/01/2016 04/28/2016 55.6% 39.4% 18.5% Implied premium based on $13.00 per share proposal SparkSpread Leak SparkSpread Leak SparkSpread Leak Implied premium based on $14.00 per share proposal Implied premium based on $13.00 per share proposal Implied premium based on $14.00 per share proposal 1

IPP Valuations Have Improved Since January 2016 FY+1 EV/EBITDA Multiples – January 7, 2016 to Present ($ in millions, except per share data) Source: Talen 2016 – 2020 Business Plan, FactSet and Company filings. Note: Market data as of April 28, 2016. Market data for January 11, 2016 presentation was as of January 7, 2016 and for January 31, 2016 as of January 28, 2016. 1. TLN January 7, 2016 financials based on Talen 2016 – 2020 Business Plan-Post Mitigation; TLN January 28, 2016 financials based on Talen 2016 – 2020 Business Plan-Post Mitigation includes gross margin adjustment as of January 29, 2016 of ($25mm) in 2017; TLN April 28, 2016 financials based on Talen 2016 – 2020 Business Plan Q1 Reforecast. TLN CPN DYN NRG FCF Yield – January 7, 2016 to Present ($ in millions, except per share data) 2 TLN CPN DYN NRG TLN CPN DYN NRG TLN CPN DYN NRG Share Price $6.32 $14.35 $12.53 $11.26 $6.83 $14.42 $11.37 $10.10 $11.81 $15.55 $17.30 $15.00 Firm Value 4,229 16,730 8,082 23,261 4,295 16,755 7,941 22,890 4,983 16,777 10,511 24,924 2017 EBITDA Consensus1 717 2,023 1,241 2,881 691 2,068 1,208 2,888 706 2,005 1,450 2,830 5.9x 6.2x 7.1x 8.3x 8.1x 8.4x 6.5x 6.6x 7.3x 8.1x 7.9x 8.8x January 7, 2016 January 28, 2016 April 28, 2016 TLN CPN DYN NRG TLN CPN DYN NRG TLN CPN DYN NRG Share Price $6.32 $14.35 $12.53 $11.26 $6.83 $14.42 $11.37 $10.10 $11.81 $15.55 $17.30 $15.00 Equity Value 815 5,194 1,527 3,598 881 5,219 1,386 3,227 1,535 5,615 2,057 4,793 2016 FCF Guidance1 275 785 400 850 224 785 400 850 359 785 300 850 33.7% 25.4% 23.4% 15.1% 15.0% 14.0% 26.2% 28.9% 14.6% 23.6% 26.3% 17.7% January 7, 2016 January 28, 2016 April 28, 2016

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